                                                                Exhibit (10)(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for The United States Life Insurance Company in the City of New York Separate Account USL A, of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group's Amendment No. 1 on Form 10-K/A. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS
Hong Kong
25 April 2012